UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

FedEx Corporation

(Exact name of registrant as specified in its charter)

1-15829

(Commission

File Number)

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.	CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	FedEx’s annual meeting of stockholders was held on September 28, 2015.

(b)	The stockholders took the following actions at the annual meeting:

Proposal 1: The stockholders elected twelve directors, each of whom will hold office until the annual meeting of stockholders to be held in 2016 and until his or her successor is duly elected and qualified. Each director received more votes cast “for” than votes cast “against” his or her election. The tabulation of votes with respect to each nominee for director was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Frederick W. Smith	218,975,619	5,162,702	2,689,107	24,960,878
James L. Barksdale	223,027,586	2,222,776	1,577,066	24,960,878
John A. Edwardson	223,461,527	1,738,517	1,627,384	24,960,878
Marvin R. Ellison	172,791,323	52,366,217	1,669,888	24,960,878
Kimberly A. Jabal	223,121,350	2,087,319	1,618,759	24,960,878
Shirley Ann Jackson	220,892,449	4,309,608	1,625,371	24,960,878
Gary W. Loveman	223,179,045	1,978,385	1,669,998	24,960,878
R. Brad Martin	223,547,515	1,640,209	1,639,704	24,960,878
Joshua Cooper Ramo	223,251,784	1,934,828	1,640,816	24,960,878
Susan C. Schwab	222,371,288	2,848,210	1,607,930	24,960,878
David P. Steiner	217,953,530	7,244,111	1,629,787	24,960,878
Paul S. Walsh	219,873,662	5,334,428	1,619,338	24,960,878

Proposal 2: The compensation of FedEx’s named executive officers was approved, on an advisory basis, by stockholders. The tabulation of votes on this matter was as follows:

•	218,129,632 votes for (96.2% of the voted shares)

•	6,680,936 votes against (2.9% of the voted shares)

•	2,016,860 abstentions (0.9% of the voted shares)

•	24,960,878 broker non-votes

Proposal 3: The Audit Committee’s designation of Ernst & Young LLP as FedEx’s independent registered public accounting firm for the fiscal year ending May 31, 2016 was ratified by stockholders. The tabulation of votes on this matter was as follows:

•	248,424,519 votes for (98.7% of the voted shares)

•	1,721,003 votes against (0.7% of the voted shares)

•	1,642,784 abstentions (0.6% of the voted shares)

•	There were no broker non-votes for this item.

Proposal 4: A stockholder proposal requesting the adoption of a policy that the Chairman of the Board be an independent director was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	62,382,873 votes for (27.5% of the voted shares)

•	162,498,339 votes against (71.6% of the voted shares)

•	1,946,216 abstentions (0.9% of the voted shares)

•	24,960,878 broker non-votes

Proposal 5: A stockholder proposal requesting the adoption of a policy that FedEx not pay the personal taxes owed on restricted stock awards on behalf of its named executive officers was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	72,175,276 votes for (31.8% of the voted shares)

•	152,513,129 votes against (67.2% of the voted shares)

•	2,139,023 abstentions (0.9% of the voted shares)

•	24,960,878 broker non-votes

Proposal 6: A stockholder proposal requesting the adoption of an executive compensation recoupment policy was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	68,716,698 votes for (30.3% of the voted shares)

•	150,101,827 votes against (66.2% of the voted shares)

•	8,008,903 abstentions (3.5% of the voted shares)

•	24,960,878 broker non-votes

Proposal 7: A stockholder proposal requesting the adoption of a bylaw to allow stockholders to nominate candidates for Board membership and have those nominees included in FedEx’s proxy statement was approved by stockholders. The tabulation of votes on this matter was as follows:

•	122,104,992 votes for (53.8% of the voted shares)

•	102,743,103 votes against (45.3% of the voted shares)

•	1,979,333 abstentions (0.9% of the voted shares)

•	24,960,878 broker non-votes

Proposal 8: A stockholder proposal requesting that FedEx provide a report, updated periodically, disclosing information about the corporation’s political contributions was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	62,475,798 votes for (27.5% of the voted shares)

•	110,205,861 votes against (48.6% of the voted shares)

•	54,145,769 abstentions (23.9% of the voted shares)

•	24,960,878 broker non-votes

Proposal 9: A stockholder proposal requesting that FedEx provide a report, updated annually, disclosing information about the corporation’s lobbying expenditures and policies regarding lobbying was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	59,190,516 votes for (26.1% of the voted shares)

•	113,185,418 votes against (49.9% of the voted shares)

•	54,451,494 abstentions (24.0% of the voted shares)

•	24,960,878 broker non-votes

Proposal 10: A stockholder proposal requesting an annual report on the consistency between corporate values and political contributions was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	6,866,584 votes for (3.0% of the voted shares)

•	165,071,392 votes against (72.8% of the voted shares)

•	54,889,452 abstentions (24.2% of the voted shares)

•	24,960,878 broker non-votes

Other Matters: A stockholder proposal raised from the floor of the annual meeting requesting the Board of Directors issue a report describing the legal steps FedEx has taken and/or could take to distance itself from the Washington D.C. NFL team name was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	36 votes for

•	226,827,392 votes against

•	0 abstentions

•	24,960,878 broker non-votes

SECTION 8.	OTHER EVENTS.

Item 8.01.	Other Events.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of FedEx Corporation’s updated compensation arrangements with outside directors.

SECTION 9.	FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Compensation Arrangements with Outside Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: September 28, 2015	By:	/s/ Christine P. Richards
Christine P. Richards
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Compensation Arrangements with Outside Directors.

E-1